Exhibit 10.97

STOCKHOLDERS AGREEMENT

dated as of [•] [•], 20[•]

among

APOLLO GLOBAL MANAGEMENT, INC.,

LEON D. BLACK,

MARC J. ROWAN

JOSHUA J. HARRIS

AND

THE OTHER PERSONS PARTY HERETO

i

ii

STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of [•] [•], 20[•] (the “Effective Date”), among (i) Apollo Global Management, Inc., a Delaware corporation (the “Corporation”), (ii) [•], a [•] (“[•]”)], (iii) [•], a [•] (“[•]”)], (iv) [•], a [•] (“[•]”)], (v[•], a [•] (“[•]”)], (vi) [•], a [•], (“[•]”)], (vii) [•], a [•], (“[•]”)], (viii) [•], a [•] (“[•]”,] collectively with [•], [•], [•], [•], [•], and [•], the “Stockholders”), (ix) Leon D. Black (“LB”), (x) Marc J. Rowan (“MR”) and (xi) Joshua J. Harris (“JH”, and together with LB and MR, the “Principals”, and each individually, a “Principal”).

WHEREAS, the Stockholders and the Corporation desire to address herein certain relationships among themselves, including with respect to the equity interests in the Corporation; and

WHEREAS, in connection with the entry into this Agreement, the Principals, Apollo Asset Management, Inc. (“AAM”), a subsidiary of the Corporation (and formerly known as “Apollo Global Management, Inc.”), and the other persons party thereto, have terminated that certain Amended & Restated Shareholders Agreement, dated as of September 5, 2019 and as amended on July 29, 2020, among AAM, the Principals, and the other Persons party thereto (the “2019 Shareholders Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“2019 Shareholders Agreement” has the meaning set forth in the recitals to this Agreement.

“AAM” has the meaning set forth in the recitals to this Agreement.

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” does not include at any time any direct or indirect Portfolio Companies.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“APO Corp.” means APO Corp., a corporation formed under the laws of the State of Delaware, and any successor thereto.

“APO FC” means APO (FC), LLC, an Anguilla limited liability company, and any successor thereto.

“APO FC II” means APO (FC II), LLC, an Anguilla limited liability company, and any successor thereto.

“APO FC III” means APO (FC III), LLC, a Cayman Islands limited liability company, and any successor thereto.

“APO LLC” means APO Asset Co., LLC, a Delaware limited liability company, and any successor thereto.

“Apollo Intermediate Entities” means AAM, APO Corp., APO FC, APO FC II, APO FC III, APO LLC, and any other entity formed after the date hereof that is a member of the Apollo Operating Group and has executed and delivered a joinder agreement to this Agreement.

“Apollo Operating Group” means any Apollo carry vehicles, management companies or other entities formed to engage in the asset management business (including alternative asset management) and receiving management fees, incentive fees, fees paid by Portfolio Companies, carry or other remuneration which are not Subsidiaries of another Apollo Operating Group Entity, excluding any Funds and any Portfolio Companies. As of the Effective Date, the Apollo Operating Group consists of Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership (“APH I”), Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership (“APH II”), Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership (“APH III”), Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership (“APH IV”), Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership (“APH V”), Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership (“APH VI”), Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership (“APH VII”), Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership (“APH VIII”), Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership (“APH IX”), Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership (“APH X”), Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership (“APH XII”) and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“AMH Cayman”).

“Apollo Service Recipient” means the Corporation (or such successor thereto or such other entity controlled by the Corporation or its successor as may be the recipient of a senior executive’s services at such time). Service to a Portfolio Company shall not be deemed service as a partner to, or employment by, an Apollo Service Recipient, and Portfolio Companies shall not be considered Apollo Service Recipients.

“Athene Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 8, 2021, by and among Athene Holding Ltd., AAM, the Corporation, Blue Merger Sub, Ltd. and Green Merger Sub, Inc.

“Beneficial Owner” means, with respect to a security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (A) voting power, which includes the power to vote, or to direct the voting of, such security and/or (B) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” have correlative meanings. For the avoidance of doubt, Beneficial Ownership of a security shall not be deemed to have changed solely as a result of such security being pledged, mortgaged, used as margin stock or otherwise encumbered.

“Board” means the board of directors of the Corporation.

“Board Slate” has the meaning set forth in Section 2.2(a).

“Bylaws” means the bylaws of the Corporation, as they may be amended, supplemented, restated or otherwise modified from time to time.

“Certificate of Incorporation” means the certificate of incorporation of the Corporation, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Charitable Institution” means an organization described in Section 501(c)(3) of the Code (or any corresponding provision of a future United States Internal Revenue law) which is exempt from income taxation under § 501(a) thereof.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Common Shares” means the shares of common stock, $0.00001 par value per share, of the Corporation and any equity securities issued or issuable in exchange for or with respect to such Common Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Confidential Information” means, with respect to any Person, information that is not generally available to the public prior to its use or disclosure by such Person and that is or was used, developed or obtained by the Corporation or any member of the Apollo Operating Group, their respective Subsidiaries or any Fund or Portfolio Company, including but not limited to, (i) information, observations, procedures and data obtained by such Person while employed by the Corporation or its Subsidiaries, or in connection with being a partner of any business or predecessor of the Apollo Operating Group or its Subsidiaries, concerning the business or affairs of the Corporation and its Subsidiaries, any Fund or any Portfolio Companies, (ii) products or services, (iii) costs and pricing structures, (iv) analyses, (v) performance data, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) investors, customers, vendors, suppliers and investor, customer, vendor and supplier lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, (xiv) this Agreement and the governing agreements of the Corporation or any of its Subsidiaries, (xv) investment memoranda and investment documentation concerning any potential, actual or aborted Investments, and (xvi)

all similar and related information in whatever form. For the avoidance of doubt, Confidential Information does not include information concerning non-proprietary business or investment practices, methods or relationships customarily employed or entered into by comparable business enterprises.

“Corporation” has the meaning set forth in the preamble to this Agreement.

“Corporation Indemnifying Parties” means the Corporation, each Apollo Intermediate Entity, and each Person that is a member of the Apollo Operating Group.

“De Minimis Stockholder” has the meaning set forth in Section 8.11.

“Demand” has the meaning set forth in Section 5.1(a).

“Demand Registration” has the meaning set forth in Section 5.1(a).

“Designee” has the meaning set forth in Section 2.2(a).

“Director” means a member of the Board.

“Disability” means, with respect to any Principal, such Principal’s inability to act prudently with respect to financial matters because of accident, physical or mental illness, deterioration, injury or otherwise, in each case, as certified by two (2) qualified physicians, including, if any, the physician then primarily responsible for such person’s medical care.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder. A reference to an “Exchange Act Rule” means such rule or regulation of the SEC under the Exchange Act, as in effect from time to time or as replaced by a successor rule thereto.

“Executive Committee” has the meaning set forth in Section 2.4(a).

“Executive Committee Transition Date” means March 31, 2022.

“Family Holding Entity” ” shall refer to [•] (as to LB), [•] (as to LB), [•] (as to MR), [•] (as to MR), [•] (as to MR), [•] (as to JH) or [•] (as to JH), and any entity that (1) succeeds to or is Transferred Beneficial Ownership of, in whole or in part, the Common Shares originally held, as of the date of this Agreement immediately after giving effect to the transactions contemplated by the Athene Merger Agreement, by LB, [•], [•], MR, [•], [•], [•], JH, [•] or [•],

as the case may be, and (2) becomes a party to this Agreement by executing a Joinder in accordance with Section 8.11), provided that the partners, stockholders, members or equityholders of each of the foregoing entities (and its successors and assigns, as applicable) are limited to one or more of (i) such Principal; (ii) such Principal’s current or former spouse or any such spouse’s parents; (iii) a lineal descendant of such Principal’s parents, the spouse of any such lineal descendant or a lineal descendant of any such spouse’s parents; (iv) the estate of any individual described in subclauses (i), (ii), or (iii) of this clause (2), (v) a Principal Foundation; (vi) a trust (whether inter vivos or testamentary) funded by Persons described in subclauses (i), (ii), (iii), or (iv) of this clause (2) (including the successor to any such trust), the current beneficiaries and presumptive remaindermen of which are limited to (a) the individuals and/or entities described in subclauses (i) through (v) or (vii) of this clause (2) or any other entity constituting a Family Holding Entity, and (b) one or more additional individuals and/or entities, including any Charitable Institution, provided that one or more of the individuals and/or entities described in subclauses (i) through (v) or (vii) of this clause (2) or any other entity constituting a Family Holding Entity also are beneficiaries; (vii) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or equity interests therein are owned directly or indirectly by one or more Persons described in subclauses (i) through (vi) of this clause (2) of this definition or any other entity constituting a Family Holding Entity; or (viii) the executor, personal representative (including a Personal Representative of such Principal in the event of his death or Disability) or administrator of the estate of any individual described in subclauses (i), (ii) or (iii) of this clause (2). For purposes of this definition, (x) “lineal descendants” shall include individuals adopted prior to attaining the age of eighteen (18) years and such adopted Person’s descendants and (y) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate. Notwithstanding the foregoing, in no event shall a trust described in subclause (vi) of clause (2) of the preceding sentence or an entity described in subclause (vii) of clause (2) of the preceding sentence include as a beneficiary or beneficial owner, as the case may be, any private equity firm, or principal owner of a private equity firm, in each case that is a material competitor of the Corporation, unless such beneficiary or beneficial owner is an individual described in subclauses (i), (ii) or (iii) of clause (2) of the preceding sentence.

“Form S-3” has the meaning set forth in Section 5.3(a).

“Free Writing Prospectus” has the meaning set forth in Section 5.6(a)(iii).

“Fund” means any pooled investment vehicle or similar entity sponsored or managed by the Corporation or any of its Subsidiaries.

“Fund IV” has the meaning set forth in Section 7.1.

“Fund V” has the meaning set forth in Section 7.1.

“Fund VI” has the meaning set forth in Section 7.1.

“Governance Term Sheet” means that certain Governance Term Sheet, dated as of March 8, 2021, by and among the Principals and AAM, providing for certain agreements with respect to the governance and capitalization of the Corporation and granting certain rights of the Principals with respect to the Corporation.

“Governmental Entity” means any federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body).

“Group” shall mean, with respect to each Principal, (i) such Principal; (ii) such Principal’s current or former spouse or any such spouse’s parents; (iii) a lineal descendant of such Principal’s parents, the spouse of any such lineal descendant or a lineal descendant of any such spouse’s parents; (iv) the estate of any individual described in clauses (i), (ii) or (iii), (v) a Principal Foundation; (vi) a trust (whether inter vivos or testamentary) funded by Persons described in clauses (i), (ii), (iii) or (iv) of this definition (including the successor to any such trust), the current beneficiaries and presumptive remaindermen of which are limited to (a) the individuals and/or entities described in clauses (i) through (v), (vii) or (viii) of this definition, and (b) one or more additional individuals and/or entities, including any Charitable Institution, provided that one or more of the individuals and/or entities described in clauses (i) through (v), (vii) or (viii) of this definition are also beneficiaries; (vii) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or equity interests therein are owned directly or indirectly by one or more Persons described in clauses (i) through (vi) and (viii) of this definition and/or a corporation, limited liability company, or partnership described in this clause (vii); (viii) such Principal’s Family Holding Entity; or (ix) the executor, personal representative (including a Personal Representative of such Principal in the event of his death or Disability) or administrator of the estate of any individual described in clauses (i), (ii) or (iii) of this definition. Notwithstanding the foregoing, in no event shall a trust described in clause (vi) of the preceding sentence or an entity described in clause (vii) of the preceding sentence include as a beneficiary or beneficial owner, as the case may be, any private equity firm, or principal owner of a private equity firm, in each case that is a material competitor of the Corporation, unless such beneficiary or beneficial owner is an individual described in subclauses (i), (ii) or (iii) of the preceding sentence. For purposes of this definition, (a) “lineal descendants” shall include individuals adopted prior to attaining the age of eighteen (18) years and such adopted Person’s descendants; and (b) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate. No Principal shall ever be a member of the Group of another Principal.

“Indemnifiable Percentage” means, with respect to each Other Professional, the percentage set forth opposite such Other Professional’s name on Schedule I attached hereto.

“Independent Director” means a Director who meets (i) the then -current independence standards required of Directors by each National Securities Exchange on which the Common Shares are listed for trading and (ii) any other then-applicable legal requirements for service as an independent director.

“Information Rights Ownership Threshold” means, with respect to a Principal, that members of such Principal’s Group, Beneficially Own, in the aggregate, at least (i) 5,000,000 Common Shares (subject to proportionate and equitable adjustment for any reclassification, recapitalization, stock split, reverse stock split, merger, combination, consolidation, or other reorganization, any split-up, spin-off, or similar extraordinary transaction) or (ii) Common Shares (or other securities convertible or exchangeable into Common Shares) having an aggregate Trading Value equal to at least $200,000,000.

“Inspectors” has the meaning set forth in Section 5.6(a)(viii).

“Investment” shall mean any investment (or similar term describing the results of the deployment of capital) as defined in the governing document of any Fund managed (directly or indirectly) by a member of the Apollo Operating Group.

“JH” has the meaning set forth in the preamble to this Agreement.

“Joinder” has the meaning set forth in Section 8.11.

“LB” has the meaning set forth in the preamble to this Agreement.

“Losses” has the meaning set forth in Section 5.8(a).

“Market Disruption Event” means (i) a failure by the National Securities Exchange on which the Common Shares are listed to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the National Securities Exchange on which the Common Shares are listed or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares.

“MR” has the meaning set forth in the preamble to this Agreement.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.

“Nominating & Governance Committee” means a committee of the Board designated as such in accordance with the Certificate of Incorporation and Bylaws.

“Other Demanding Sellers” has the meaning set forth in Section 5.2(b).

“Other Professional” means each of the Persons set forth on Schedule I attached hereto.

“Other Professional Holder” means a holder of registration rights pursuant to the Registration Rights Agreement by and among the Company, certain Other Professionals party thereto and the other Persons party thereto, dated as of [•] [•], 20[•], as amended from time to time.

“Other Proposed Sellers” has the meaning set forth in Section 5.2(b).

“Ownership Threshold” means, with respect to a Principal, that members of such Principal’s Group, Beneficially Own, in the aggregate, at least (i) 10,000,000 Common Shares (subject to proportionate and equitable adjustment for any reclassification, recapitalization, stock split, reverse stock split, merger, combination, consolidation, or other reorganization, any split-up, spin-off, or similar extraordinary transaction) or (ii) Common Shares (or other securities convertible or exchangeable into Common Shares) having an aggregate Trading Value equal to at least $400,000,000.

“Person” shall be construed broadly and includes any individual, corporation, firm, partnership, limited liability company, joint venture, estate, business, association, trust, Governmental Entity or other entity.

“Personal Representative” means (i) such Person as shall be designated by a Principal under a separate written instrument making specific reference to this Agreement to act on such Principal’s behalf as herein provided in the event of his death or during a period of Disability, which instrument shall be subject to revocation at any time prior to such Principal’s death or other than during a period of Disability, (ii) in default of such a designation by separate written instrument, (x) with respect to a Principal who is under a continuing Disability, such Person as shall be designated by such Principal’s attorney(s)-in-fact under a duly executed durable power of attorney, or in default of such designation, by the duly appointed guardian of such Principal’s property, and (y) with respect to a Principal who is deceased, such Person as shall be designated to act in such Principal’s validly-executed will or revocable trust in effect upon such Principal’s death, or, in default thereof, such Person as shall be designated to act by the executor(s), preliminary executor(s) or administrators of such Principal’s estate, or (iii) the duly appointed successor of each Person designated as a Personal Representative pursuant to clauses (i) and (ii) above. Subject to the provisions of such separate written instrument, durable power of attorney or validly-executed will or revocable trust, as the case may be, to the extent that more than one Person is to designate a Personal Representative hereunder, such Persons designating a Personal Representative shall act by majority, if more than two Persons are so acting, or by unanimity, if two Persons are so acting.

“Piggyback Notice” has the meaning set forth in Section 5.2(a).

“Piggyback Registration” has the meaning set forth in Section 5.2(a).

“Piggyback Seller” has the meaning set forth in Section 5.2(a).

“Portfolio Company” means any Person in which any Fund owns any Investment.

“Principal” and “Principals” each have the meaning set forth in the preamble to this Agreement.

“Principal Foundation” means a Charitable Institution that is a private foundation created by or on behalf of such Principal, including any successor to such entity, provided that, during the life of the Principal and for so long as such Principal is not under a Disability, such Charitable Institution is controlled by such Principal and the individuals in his Group. For the purposes of this definition, a Charitable Institution shall be deemed to be controlled by such Principal and the individuals in his Group if such individuals (i) acting by majority, can elect the Charitable Institution’s voting directors or trustees, or (ii) comprise the majority of voting directors or trustees of the Charitable Institution.

“Principal Nominee” has the meaning set forth in Section 2.2(a).

“Principal Rights Termination Date” has the meaning set forth in Section 4.1(b).

“Proceeding” has the meaning set forth in Section 8.8.

“Records” has the meaning set forth in Section 5.6(a)(viii).

“Registrable Amount” means a number of Registrable Securities representing at least the lesser of (i) 2.5% of the Common Shares of the Corporation then outstanding and (ii) $75 million (such value shall be determined based on the value of such Registrable Securities on the date immediately preceding the date upon which the Demand or Shelf Notice, as applicable, has been received by the Corporation).

“Registrable Securities” means any Common Shares currently Beneficially Owned by any Stockholder or hereafter acquired by any Stockholder who (or a member of whose Group) at the time of such acquisition Beneficially Owns other Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities have been sold or otherwise transferred by the holder thereof pursuant to an effective registration statement or (ii) such securities can be sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act without volume or manner of sale restrictions. Any Common Shares that have ceased to be Registrable Securities shall not thereafter become Registrable Securities.

“Registration Expenses” has the meaning set forth in Section 5.7.

“Requested Information” has the meaning set forth in Section 5.9(a).

“Requesting Stockholder” has the meaning set forth in Section 5.1(a).

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Selected Courts” has the meaning set forth in Section 8.8.

“Selling Stockholders” means the Persons named as selling stockholders in any registration statement under Article V hereof and who is the Beneficial Owner of Registrable Securities being offered thereunder.

“Shelf Notice” has the meaning set forth in Section 5.3.

“Shelf Registration Statement” has the meaning set forth in Section 5.3.

“Stockholder” has the meaning set forth in the preamble to this Agreement.

“Stockholder Transferee” means, with respect to any Principal or Stockholder, any member of the applicable Principal’s Group to which such Principal or Stockholder Transfers Common Shares.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person. For purposes of this definition, the term “controlled” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise. The term “Subsidiary” does not include at any time any Funds or Portfolio Companies.

“Suspension Period” has the meaning set forth in Section 5.3(d).

“Tax Receivable Agreement” means that certain Amended and Restated Tax Receivable Agreement, dated as of May 6, 2013, by and among APO Corp., APH II, APH IV, APH VI, APH VIII, AMH Cayman and each “Holder” defined therein, as amended by that certain Amendment to Amended and Restated Tax Receivable Agreement, dated as of September 5, 2019.

“Total Voting Power of the Corporation” means the total number of votes that may be cast in the election of Directors of the Corporation if all Voting Securities outstanding or treated as outstanding pursuant to the final two (2) sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of the Corporation Beneficially Owned by any Person is the percentage of the Total Voting Power of the Corporation that is represented by the total number of votes that may be cast in the election of Directors of the Corporation by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Corporation represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Corporation represented by Voting Securities Beneficially Owned by any other Person.

“Trading Day” means a day during which trading in securities generally occurs on the National Securities Exchange on which the Common Shares are listed, except a day on which a Market Disruption Event occurs.

“Trading Value” means, with respect to the Common Shares, as of any date of determination, the arithmetic average of the VWAP for the Common Shares for the ten (10) consecutive Trading Days ending on the date immediately preceding such date of determination.

“Transfer” means any direct or indirect sale, transfer, assignment, offer, pledge, charge, mortgage, exchange, conversion, hypothecation, grant of participation interest in, grant of a security interest or other direct or indirect disposition or encumbrance of legal title to or any beneficial interest (in each case, whether with or without consideration, whether voluntarily or involuntarily or by operation of law). Terms such as “Transferrable”, “Transferred” and “Transferee” shall each have a correlative meaning with the term “Transfer”.

“Underwritten Offering” means a sale of securities of the Corporation to an underwriter or underwriters for reoffering to the public.

“Voting Securities” means the Common Shares and any other securities of the Corporation entitled to vote generally in the election of Directors of the Corporation.

“VWAP” means, for any date, the price determined, by the first of the following clauses that applies: (i) if the Common Shares are then listed or quoted on the New York Stock Exchange, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the New York Stock Exchange as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), or (ii) if the Common Shares are not then listed or quoted on the New York Stock Exchange, then the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the National Securities Exchange on which the Common Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

Section 1.2 Interpretation. In this Agreement, unless the context otherwise requires, (a) words importing the singular include the plural and vice versa;

(b) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(c) a reference to a clause, party, annex, exhibit or schedule is a reference to a clause of, and a party, annex, exhibit and schedule to this Agreement, and a reference to this Agreement includes any annex, exhibit and schedule hereto;

(d) a reference to a statute, regulations, proclamation, ordinance or by-law includes all statues, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Entity with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under the statute;

(e) a reference to a document includes all amendments or supplements to, or replacements or novations of that document;

(f) a reference to any party to a document includes that party’s successors, permitted transferees and permitted assigns;

(g) a reference to a any person includes that person’s successors, permitted transferees and permitted assigns;

(h) the use of the term “including” means “including, without limitation”;

(i) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole, including the annexes, schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement;

(j) the title of and the section and paragraph headings used in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions in this Agreement;

(k) where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates;

(l) the language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party; and

(m) unless expressly provided otherwise, the measure of a period of one (1) month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one (1) month following February 18 is March 18, and one (1) month following March 31 is May 1 (or in the case of January 29, 30 or 31, the following month shall be March 1)).

ARTICLE II

BOARD REPRESENTATION

Section 2.1 Composition of the Board . Until the Principal Rights Termination Date, the Corporation and the Board shall use their reasonable best efforts to ensure that at least two-thirds of the members of the Board shall qualify as Independent Directors. The members of the Board as of the Effective Date shall be as publicly disclosed by the Corporation as of the Effective Date.

Section 2.2 Nominees.

(a) For so long as the Ownership Threshold continues to be satisfied with respect to a Principal, the Corporation and the Board shall (i) include such Principal or, subject to Section 2.2(b), one (1) individual designated by such Principal (or upon such Principal’s death or Disability, by such Principal’s Personal Representative) (any such designee, a “Designee” and, together with any Principal so designated for nomination, a “Principal Nominee”) in the slate of persons nominated and recommended by the Board (or a committee thereof) for election to the Board (the “Board Slate”) at every meeting (or action by written consent without a meeting) of stockholders of the Corporation at which directors are to be elected, (ii) recommend that stockholders vote in favor of each Principal Nominee (subject to the fiduciary duties of the Directors then serving on the Board) and take all reasonable action to support the nomination and election of each such Principal Nominee to the Board (including, if necessary, by filling vacancies on the Board in accordance with Section 2.2(c) hereof), including soliciting proxies or consents in favor thereof to the same or greater extent as it does so in favor of the other members of the Board Slate, and (iii) not permit the number of persons nominated or recommended by the Board (or a committee thereof) to exceed the number of directorships to be elected at such meeting (or by such action by written consent without a meeting).

(b) As a condition to being included in the Board Slate and to serving as a Director (if elected), any Designee selected by a Principal (or by a Principal’s Personal Representative, as applicable), (i) shall submit to the Secretary of the Corporation, with respect to such Designee, the information required by Section 1.12(d)(i) of the Bylaws, (ii) must be reasonably acceptable to the Nominating & Governance Committee of the Board, as confirmed by such Nominating & Governance Committee and (iii) shall execute a written undertaking agreeing to be bound by the terms of Section 2.2(d), Section 2.6(b) and Section 3.2. For the avoidance of doubt, (i) the requirements of this Section 2.2(b) shall only apply to a Designee and shall not apply to any Principal himself and (ii) current or former employment of any Designee by the Corporation or any of its Subsidiaries or Affiliates, or failure to qualify as an Independent Director, shall not disqualify such individual from qualifying as a Principal Nominee.

(c) In the event that a vacancy is created at any time by the death, retirement, resignation or removal of any Director who was a Principal Nominee, so long as the Ownership Threshold continues to be satisfied with respect to the Principal who (or on whose behalf such Principal’s Personal Representative, as applicable) designated such Principal Nominee, the Corporation agrees to take at any time and from time to time all reasonable action to cause the Board to promptly fill the vacancy created thereby with a new Principal Nominee designated by such Principal (or by such Principal’s Personal Representative, as applicable) in accordance with Section 2.2(a).

(d) In the event that the Ownership Threshold ceases to be satisfied with respect to a Principal, any Principal Nominee designated by such Principal (or a Principal’s Personal Representative, as applicable) shall, at the request of the Board, promptly resign from the Board (and from any committees thereof on which such Principal Nominee serves) with immediate effect, and the Board shall be permitted to fill such vacancy in accordance with the Certificate of Incorporation and Bylaws of the Corporation.

Section 2.3 Committees. Until the Principal Rights Termination Date:

(a) The Board and the Corporation shall establish a Nominating & Governance Committee. The Nominating & Governance Committee shall consist of three (3) or more Independent Directors. The composition and chairperson of and number of Directors serving on, the Nominating & Governance Committee, as of the Effective Date, shall be determined by the Executive Committee in existence as of immediately prior to the Effective Date. Thereafter, the membership, size and chairperson of the Nominating & Governance Committee shall be as determined by the Board. The Nominating & Governance Committee shall, among other things, make recommendations to the Board regarding the nomination of individuals for election to the Board and the filling of any vacancies that may arise from time to time on the Board. The Nominating & Governance Committee shall meet with the Principals from time to time to consider such individuals for nomination to the Board as the Principals may suggest and to discuss and obtain feedback with respect to other potential candidates for nomination to the Board; and

(b) The Board shall form committees in compliance with stock exchange listing requirements and any other applicable legal requirements, and initially, the committees shall include, in addition to the Nominating & Governance Committee and Executive Committee, an Audit Committee and a Compensation Committee and such other committees as the Board determines to be necessary and advisable from time to time. Committee membership shall be limited to Independent Directors, except in the case of the Executive Committee and any other committees to which stock exchange or other independence requirements do not apply. The Nominating & Governance Committee may recommend to the Board additional committees. The Corporation shall adopt charters for each committee of the Board that shall be generally consistent with best practices as applied to the industries in which the Corporation conducts business.

Section 2.4 Executive Committee. Until the Principal Rights Termination Date:

(a) The composition of the Executive Committee of the Board (the “Executive Committee”) during the first year after the earlier of (x) the Effective Date and (y) the Executive Committee Transition Date, shall be each of the Principals (for so long as such Principal serves on the Board) and Jay Clayton (for so long as Mr. Clayton continues to serve on the Board) who shall serve as chairman of the Executive Committee during such year;

(b) During the first year after the earlier of (x) the Effective Date and (y) the Executive Committee Transition Date, each of James Zelter, Scott Kleinman and Gary Parr shall serve as non-voting observers to the Executive Committee (for so long as such individuals continue to be employed by the Corporation or its Subsidiaries or Affiliates);

(c) One (1) Director appointed to the Board in accordance with Section 1.10(a) of the Athene Merger Agreement shall serve as a non-voting observer to the Executive Committee during the first year after the earlier of (x) the Effective Date and (y) the Executive Committee Transition Date;

(d) Following the first anniversary of the earlier of (x) the Effective Date and (y) the Executive Committee Transition Date, (A) each Principal (for so long as such Principal serves on the Board and the Ownership Threshold is satisfied with respect to such Principal) shall be entitled to serve as a voting member of the Executive Committee and (B) (i) the size of the Executive Committee shall be determined by the Board, but shall, in no event, exceed seven (7) voting members (including the Principals so long as such Principal serves on the Board and the Ownership Threshold is satisfied with respect to such Principal), and (ii) the other voting members of the Executive Committee shall be selected by the Board from among the Directors then serving on the Board; and

(e) The Executive Committee shall have such duties as delegated to it by the Board and be responsible generally for managing the affairs of the Board between its meetings, and providing guidance to senior management and recommendations to the Board regarding its strategic, financial and operating plans and performance, and key employment decisions, in each case, consistent with and subject to applicable law and securities regulations and the fiduciary duties of the Board. Decisions of the Executive Committee shall be determined by a simple majority vote. In the event the Executive Committee is deadlocked, the full Board may consider and decide such matter. At each meeting of the Board, the Executive Committee shall deliver a report as to any actions or decisions taken by the Executive Committee in the period since the last such report was delivered to the Board.

Section 2.5 Lead Independent Director. Until the Principal Rights Termination Date, if the Chairman appointed by the Board is not an Independent Director, the Board shall designate, subject to consultation with and approval by the remaining Independent Directors, one of its members who qualifies as an Independent Director to serve as “Lead Independent Director.” If the Chairman appointed by the Board is an Independent Director, then such Chairman shall be deemed to be the “Lead Independent Director.” In addition to the responsibilities required of the Lead Independent Director by the Certificate of Incorporation or Bylaws, the Lead Independent Director’s responsibilities shall include maintaining dialogue with the Principals, chairing executive sessions of the Board and engaging with the stockholders of the Corporation and the other stakeholders of the Corporation, as appropriate. The initial Lead Independent Director shall be Jay Clayton.

Section 2.6 Voting Agreements.

(a) Each Principal shall, and, except as provided in this Section 2.6(a), each Stockholder that is a member of such Principal’s Group, shall (i) cause their respective Voting Securities (including Voting Securities for which it has been granted an irrevocable proxy contemplated by this Section 2.6(a)) to be present for quorum purposes at every meeting of stockholders of the Corporation at which directors are to be elected and at least one of the other Principals or other Principal’s Designees is included on the Board Slate, and (ii) vote or cause to be voted (or duly execute and deliver a written consent) in favor of the Principal Nominees designated by the other Principals (or their respective Personal Representatives, as applicable) and included on the Board Slate for election at every meeting (or action by written consent without a meeting) of stockholders of the Corporation at which directors are to be elected. Notwithstanding the foregoing, to the extent a Stockholder grants an irrevocable proxy with respect to its Voting Securities to a Principal (or, subject to execution by a Principal’s Personal Representative of a written undertaking to comply with the terms of this Section 2.6(a), such Personal Representative) or another member of its Group bound by this Section 2.6(a) such that such proxyholder is able to and does satisfy the requirements of this Section 2.6(a) as if such proxyholder held such Voting Securities and was bound hereby with respect to such Voting Securities, such granting Stockholder shall not be bound by this Section 2.6(a) with respect to such Voting Securities, in each case so long as such irrevocable proxy remains in effect and such proxyholder is so bound.

(b) Each Principal Nominee (so long as such Principal Nominee serves on the Board) shall use commercially reasonable efforts, subject to applicable law, to ensure that each of the other Principals (so long as such other Principal serves on the Board) is elected to the Executive Committee.

ARTICLE III

NON-PRO RATA DISTRIBUTIONS; INFORMATION RIGHTS;

CONFIDENTIALITY, ETC.

Section 3.1 Non-Pro Rata Distributions. The Corporation shall not make, or agree to make, any distributions or payments of cash or other assets to any of the Principals that are not made on a pro rata basis based on the respective ownership of securities of the Corporation by the Principals and/or their respective Groups, in each case, without the prior written consent of the other Principals (or, if applicable, such Principals’ Personal Representatives), in each case, other than (a) pursuant to any agreement, arrangement or understanding in effect as of the Effective Date and (i) publicly disclosed by the Corporation or (ii) of which the Principals have knowledge (including, for the avoidance of doubt, the Tax Receivable Agreement) or (b) any payments provided as bona fide compensation in respect of services provided by a Principal as an employee, Director, officer, consultant or advisor to the Corporation or its Subsidiaries or Affiliates that has been approved by (i) a majority of the Independent Directors then on the Board or (ii) a committee of the Board delegated with authority to approve such matters and composed of Independent Directors.

Section 3.2 Non-Discrimination. Subject to applicable law, the applicable rules and regulations of the SEC or the fiduciary duties of a Director applicable to such Person, (a) none of the Corporation, any Stockholder, Principal Nominee, Principal or member of his Group shall (i) take any action inconsistent with or contrary to the terms of this Agreement or (ii) act in a manner that is discriminatory as to one or more of the Principals or the members of his Group with respect to matters relating directly or indirectly to the Corporation or its Subsidiaries and (b) the Corporation, each Stockholder, Principal Nominee, Principal, and members of his Group shall oppose all actions described in the foregoing clause (a) if proposed by any other Person.

Section 3.3 Access to Books, Records and Financial Information.

(a) Subject to Section 3.3(c), each Principal (and, subject to executing a written undertaking to comply with the terms of Section 3.4, such Principal’s Personal Representative, if applicable) shall have the right, upon reasonable request for purposes reasonably related to the interest of the members of such Principal’s Group as a current or former stockholder or Beneficial Owner of the Common Shares, to inspect, during normal business hours, the Corporation’s books and records (including such financial and other information relating to the Corporation) relating to any period of time during which the applicable Principal (or members of such Principal’s Group) was a stockholder or Beneficial Owner of Common Shares of the Corporation. All requests for information or access shall be made in writing and shall specify the reasons for such request. The Corporation shall have twenty (20) business days to respond to such request (or such longer period as may be reasonable under the circumstances given the volume or complexity of the request). The requesting Person shall reimburse the Corporation for all reasonable expenses incurred by the Corporation in order to provide such information or access (including expenses necessary to provide such information or access in a manner that is prudent in order to protect the interests of the Corporation and its Affiliates). The Corporation shall not have to respond to more than one request in any thirty (30) day period made by the same Principal (or Principal’s Personal Representative or members of the same Principal’s Group).

(b) Subject to Section 3.3(c), each Principal (and Principal’s Personal Representative, if applicable) shall have the right to receive, on a monthly basis, the same regular information package and reports as are provided, on a monthly basis, by the Corporation to senior management of the Corporation in the ordinary course of business; provided, that the Corporation shall not be required to incur any additional costs to generate such information package and/or reports beyond the costs that the Corporation already incurs in the ordinary course of business in preparing its regular monthly information package and reports for senior management.

(c) Notwithstanding anything to the contrary in this Section 3.3, (i) the Corporation shall have no obligation to generate information that does not already exist nor organize information in a format that does not already exist; (ii) any information provided pursuant to this Section 3.3 shall be deemed “Confidential Information” for purposes of this Agreement (subject to the terms of, and exceptions contained in, the definition of “Confidential Information” hereunder); and (iii) the rights of a Principal (and Principal’s Personal Representative, if applicable) pursuant to this Section 3.3 shall expire when the Information Rights Ownership Threshold is not satisfied with respect to such Principal (or such Principal’s Group).

Section 3.4 Confidentiality.

(a) Each Principal and/or Stockholder agrees that he, she or it shall not (and each Principal or Principal’s Personal Representative, as applicable, shall cause the applicable Principal’s Group not to), disclose or use at any time any Confidential Information of which such Principal or Stockholder is or becomes aware, whether or not such information is authored or developed by him, except to the extent that (i) such disclosure or use is directly related to and required by such Principal or Stockholder’s performance of duties to Apollo or any of its Subsidiaries or any Portfolio Company, or such Principal or Stockholder’s (or member of such Principal’s Group’s) evaluation of, management of and planning with respect to his, her or its investment in the Corporation, (ii) subject to Section 8.7 and Section 8.8, to the extent that such disclosure is required in connection with any action by such Principal or Stockholder (or his Personal Representative or member of his Group, as applicable) to enforce rights under this Agreement or any other agreement with the Corporation or any of its Subsidiaries, (iii) such disclosure is expressly permitted by the terms of this Agreement or by the Corporation, or (iv) such disclosure is legally required to be made; provided, that such Principal or Stockholder (or his Personal Representative or member of his Group, as applicable) shall provide ten (10) days’ prior written notice, if practicable, to the Corporation of such disclosure so that the Corporation may seek a protective order or similar remedy; and, provided further, that, in each case set forth above, such Principal or Stockholder (or his Personal Representative or member of his Group, as applicable) informs the recipients that such information or communication is confidential in nature. Notwithstanding anything contained herein, upon the expiration of the term of any non-competition agreement that a Principal or Stockholder is party to with the Corporation, the Apollo Operating Group or any of their respective Subsidiaries, a Principal or Stockholder shall be permitted to use, and will be given full access to, performance information of the Apollo Funds related to such Principal or Stockholder’s respective tenure as an employee or active manager of the Corporation, the Apollo Operating Group or any of their respective Subsidiaries; provided, that the Corporation, the Apollo Operating Group and their respective Subsidiaries shall not be responsible for any misrepresentations on such Principal or Stockholder’s part to any third parties regarding the foregoing.

(b) Any trade secrets of the Corporation or any of its Subsidiaries or any Portfolio Company will be entitled to all of the protections and benefits under any applicable law. If any information that the Corporation deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. Each Principal and Stockholder hereby waives any requirement that the Corporation submit proof of the economic value of any trade secret or post a bond or other security.

Section 3.5 Access to Office Space and Logistics Support. Each Principal shall be entitled to the use of office space at the offices of the Corporation and administrative and logistics support provided by the Corporation at the Corporation’s sole expense, provided, that such Principal continues to (a) provide services (as a co-founder, or otherwise) to the Corporation (other than as a Director), (b) serve on the Executive Committee or (c) serve as the chairman of the Board or of any committee of the Board.

ARTICLE IV

TERMINATION

Section 4.1 Term.

(a) The rights and obligations of each Stockholder and Principal (and Principals’ Personal Representatives, as applicable) under, and the obligations of the Corporation or Board, as applicable, to such Stockholder or Principal (or Principal’s Personal Representative) under, (i) Article II and Article III (other than Section 2.1 (Composition of the Board), Section 2.3 (Committees), Section 2.4 (Executive Committee), Section 2.5 (Lead Independent Director), Section 2.6 (Voting Agreements), Section 3.1 (Non-Pro Rata Distributions), and Section 3.2 (Non-Discrimination)) shall automatically terminate on the date on which the Ownership Threshold is no longer satisfied with respect to the applicable Principal, (ii) Section 3.3 (Access to Books, Records and Financial Information) shall automatically terminate on the date that the Information Rights Ownership Threshold is no longer satisfied with respect to the applicable Principal, and (iii) Section 3.5 (Access to Office Space and Logistics Support) shall automatically terminate on the date on which none of the conditions set forth in the proviso to Section 3.5 continue to be satisfied with respect to the applicable Principal.

(b) The rights and obligations of the Stockholders and Principals (and Principals’ Personal Representatives, as applicable) under, and the obligations of the Corporation or Board, as applicable, under, Section 2.1 (Composition of the Board), Section 2.3 (Committees), Section 2.4 (Executive Committee), Section 2.5 (Lead Independent Director), and Section 2.6 (Voting Agreements) shall automatically terminate on the date on which no Principal satisfies the Ownership Threshold (the “Principal Rights Termination Date”).

(c) Except as set forth in Section 4.1(a), Section 4.1(b), and Section 4.2, the rights and obligations of each Stockholder and Principal (and Principals’ Personal Representatives, as applicable) under, and the obligations of the Corporation or Board, as applicable, to such Stockholder or Principal (or Principal’s Personal Representative) under, this Agreement shall automatically terminate upon the date on which members of the applicable Principal’s Group no longer Beneficially Own Common Shares representing the lesser of (x) 1% in the aggregate of the Common Shares outstanding and (y) an aggregate Trading Value equal to $100 million.

(d) For the avoidance of doubt, all obligations under this Agreement shall terminate with respect to any Voting Securities upon the transfer of such Voting Securities to Persons that are not Stockholder Transferees.

Section 4.2 Survival. If this Agreement or any provision of this Agreement is terminated with respect to a Principal or a Stockholder pursuant to Section 4.1, this Agreement or such provision, as applicable, shall become void and of no further force and effect with respect to such Principal or Stockholder, as applicable, except for the provisions set forth in Section 3.4 (Confidentiality), Section 5.8 (Registration Indemnification), Section 7.1 (Indemnification of Principals), Section 7.2 (Indemnification of Other Professionals) and Article VIII (Miscellaneous).

ARTICLE V

REGISTRATION RIGHTS

Section 5.1 Demand Registration.

(a) At any time, one or more Stockholders (each a “Requesting Stockholder”) shall be entitled to make a written request of the Corporation (a “Demand”) for registration under the Securities Act of an amount of Registrable Securities that, in the aggregate taking into account all of the Requesting Stockholders, equals or is greater than the Registrable Amount (based on the number of Registrable Securities outstanding on the date such Demand is made) (a “Demand Registration”) and thereupon the Corporation will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i) the Registrable Securities which the Corporation has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which the Corporation has been requested to register pursuant to Section 5.1(b); and

(iii) all equity securities of the Corporation which the Corporation may elect to register in connection with any offering of Registrable Securities pursuant to this Section 5.1, but subject to Section 5.1(h);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Common Shares, if any, to be so registered.

(b) Each Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Stockholder (or Requesting Stockholders). Within five (5) business days after receipt of a Demand, the Corporation shall give written notice of such Demand to all other Stockholders. Subject to Section 5.1(h), the Corporation shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Corporation has received a written request for inclusion therein within ten (10) days after the Corporation’s notice required by this Section 5.1(b) has been given. Such written request shall comply with the requirements of a Demand as set forth in this Section 5.1(b).

(c) Each of the Stockholders shall be entitled to an unlimited number of Demand Registrations.

(d) Demand Registrations shall be on (i) Form S-1 or any similar long-form registration, (ii) Form S-3 or any similar short form registration, if such short form registration is then available to the Corporation, or (iii) Form S-3ASR if the Corporation is, at the time a Demand is made, a Well-Known Seasoned Issuer, in each case, reasonably acceptable to the Requesting Stockholders holding a majority of the Registrable Securities included in the applicable Demand Registration.

(e) The Corporation shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 90 days or (ii) effect any Demand Registration (A) within six (6) months of the effective date of a registration statement with respect to a “firm commitment” Underwritten Offering in which all Piggyback Sellers were given “piggyback” rights pursuant to Section 5.2 (subject to Section 5.1(f)) and at least 50% of the number of

Registrable Securities requested by such Piggyback Sellers to be included in such Demand Registration were included, (B) within four (4) months of the effective date of a registration statement with respect to any other Demand Registration or (C) if, in the Corporation’s reasonable judgment, it is not feasible for the Corporation to proceed with the Demand Registration because of the unavailability of audited or other required financial statements, provided that the Corporation shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable. In addition, the Corporation shall be entitled to postpone (upon written notice to all Stockholders) the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice in any period of twelve (12) consecutive months and in no event for more than an aggregate of one-hundred twenty (120) days in any three-hundred sixty-five (365) consecutive day period) if the Board determines in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that the Corporation has a bona fide business purpose for preserving as confidential.

(f) The Corporation shall not include any securities other than Registrable Securities in a Demand Registration, except for any Common Shares held by any Other Professional Holder, any securities held by any stockholders who acquire Common Shares after the date hereof and whom the Corporation gives pari passu rights, or with the written consent of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, the lead bookrunning underwriters (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by the Corporation and reasonably acceptable to Stockholders holding a majority of the Registrable Securities included in such Demand Registration, and whose fees and expenses shall be borne solely by the Corporation) advise the Corporation, in writing, that, in their reasonable opinion, the inclusion of all of the securities, including securities of the Corporation that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Corporation shall include in such registration statement only such securities as the Corporation is reasonably advised by such underwriters or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Common Shares requested to be included in such Demand Registration by any Stockholders, which, in the opinion of the underwriter or investment bank can be sold without adversely affecting the marketability of the offering, pro rata among such Stockholders based upon the number of Common Shares deemed to be owned by such Persons and their respective Group; (ii) second, securities the Corporation proposes to sell; and (iii) third, all other equity securities of the Corporation duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Corporation.

(g) Any time that a Demand Registration involves an Underwritten Offering, the Corporation shall (i) select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, and (ii) enter into an underwriting agreement that is reasonably acceptable to the Stockholders holding a majority of the Registrable Securities requested to be included in the Demand Registration and the Corporation, with such agreement containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Corporation contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.

(h) In connection with any Underwritten Offering under this Section 5.1, the Corporation shall not be required to include the Registrable Securities of a Stockholder in the Underwritten Offering unless such Stockholder accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by the Corporation, in accordance with the terms hereof.

Section 5.2 Piggyback Registration.

(a) Subject to the terms and conditions hereof, whenever the Corporation proposes to register any of its equity securities (other than preferred securities) under the Securities Act (other than a registration by the Corporation on a registration statement on Form S-4 or a registration statement on Form S-8 or any successor forms thereto or any other form that would not be available for registration of Registrable Securities ) (a “Piggyback Registration”), whether for its own account or for the account of others, the Corporation shall give each Stockholder, prompt written notice thereof (but not less than ten (10) business days prior to the filing by the Corporation with the SEC of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a reasonable estimate by the Corporation of the proposed minimum offering price of such equity securities. Upon the written request of any Person that on the date of the Piggyback Notice is a Stockholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller) given within ten (10) days after such Piggyback Notice is received by such Piggyback Seller, the Corporation, subject to the terms and conditions of this Agreement, shall use its commercially reasonable efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Corporation has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Corporation’s equity securities being sold in such Piggyback Registration.

(b) If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by the Corporation and reasonably acceptable to the Stockholders holding a majority of the Registrable Securities included in such Piggyback Registration, and whose fees and expenses shall be borne solely by the Corporation) advises the Corporation in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Corporation, (ii) others who have sought to have equity securities of the Corporation registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and any Other Professional Holder that request to participate in such registration pursuant to their piggyback registration rights, and (iv) any other proposed sellers of equity securities of the Corporation (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Corporation shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Corporation is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for the Corporation’s own account, then (A) first, such number of equity securities to be sold by the Corporation for its own account, (B) second, Common Shares requested to be included in such Piggyback Registration by any Other Demanding Sellers, any Piggyback Sellers and any Other Professional Holders that participate in such offering, pro rata among such Other Demanding Sellers, Piggyback Sellers and Other Professional Holders based upon the number of Common Shares deemed to be owned by such Persons and (C) third, other equity securities of the Corporation proposed to be sold by any Other Proposed Sellers; or

(ii) if the Piggyback Registration relates to an offering other than for the Corporation’s own account, then (A) first, Common Shares requested to be included in such Piggyback Registration by any Other Demanding Sellers, any Piggyback Sellers and any Other Professional Holders that participate in such offering, pro rata among such Other Demanding Sellers, Piggyback Sellers and Other Professional Holders based upon the number of Common Shares deemed to be owned by such Persons, and (B) second, the other equity securities of the Corporation proposed to be sold by any Other Proposed Sellers or to be sold by the Corporation as determined by the Corporation.

(c) In connection with any Underwritten Offering under this Section 5.2, the Corporation shall not be required to include the Registrable Securities of a Stockholder in the Underwritten Offering unless such Stockholder accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by the Corporation in accordance with the terms hereof.

(d) If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 5.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Corporation shall determine, at its election, for any reason not to register such equity securities, the Corporation may give written notice of such determination to each Stockholder within five (5) days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 5.1.

Section 5.3 Shelf Registration.

(a) Subject to Section 5.3(d), and further subject to the availability of a Registration Statement on Form S-3 or on any other form which permits incorporation of substantial information by reference to other documents filed by the issuer with the SEC (“Form S-3”) to the Corporation, any of the Stockholders may by written notice delivered to the Corporation (the “Shelf Notice”) require the Corporation to file as soon as practicable (but no later than sixty (60) days after the date the Shelf Notice is delivered), and to use reasonable efforts to cause to be declared effective by the SEC within ninety (90) days after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of a number of Registrable Securities that is equal to or greater than the Registrable Amount (based on the number of Registrable Securities outstanding on the date such notice is delivered) owned by such Stockholders and any other Stockholders who elect to participate therein as provided in Section 5.3(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”).

(b) Within five (5) business days after receipt of a Shelf Notice pursuant to Section 5.3, the Corporation will deliver written notice thereof to each Stockholder. Each Piggyback Seller may elect to participate in the Shelf Registration Statement by delivering to the Corporation a written request to so participate within ten (10) days after the Shelf Notice is received by any such Piggyback Seller.

(c) Subject to Section 5.3(d), the Corporation will use reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) two (2) years after the Shelf Registration Statement has been declared effective; and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Corporation shall be entitled to suspend the use of the prospectus included in the Shelf Registration Statement, filed in accordance with Section 5.3, for a reasonable period of time not to exceed ninety (90) days in succession or one-hundred eighty (180) days in the aggregate in any twelve (12) month period (a “Suspension Period”) if the Corporation shall determine in its reasonable judgment that (A) it is not feasible for the Stockholder to use the prospectus for the sale of Registrable Securities because of the unavailability of audited or other required financial statements, provided that the Corporation shall use its reasonable efforts to obtain such financial statements as promptly as practicable, or (B) the filing or effectiveness of the prospectus relating to the Shelf Registration Statement would cause the disclosure of material, non-public information that the Corporation has a bona fide business purpose for preserving as confidential; provided, however, that any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Stockholder, the Corporation shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Each Stockholder shall be entitled to demand such number of shelf registrations as shall be necessary to sell all of its (and its Group’s) Registrable Securities pursuant to this Section 5.3.

Section 5.4 Withdrawal Rights.

Any Stockholder having notified or directed the Corporation to include any or all of its (and its Group’s) Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Corporation prior to the effective date of such registration statement. In the event of any such withdrawal, the Corporation shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Corporation with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Corporation shall as promptly as practicable give each Stockholder seeking to register Registrable Securities notice to such effect and, within ten (10) days following the mailing of such notice, such Stockholders still seeking registration shall, by written notice to the Corporation, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by their Stockholder Transferees, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such 10-day period, the Corporation shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Corporation shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. If a Stockholder withdraws its notification or direction to the Corporation to include Registrable Securities in a registration statement in accordance with this Section 5.4 with respect to a sufficient number of Common Shares so as to reduce the number of Registrable Securities requested to be included in such registration statement below the Registrable Amount, such Stockholder shall be required to promptly reimburse the Corporation for all expenses incurred by the Corporation in connection with preparing for the registration of such Registrable Securities.

Section 5.5 Holdback Agreements.

Each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by the Corporation (which shall not exceed ninety (90) days) with respect to any Demand Registration or any Piggyback Registration (in each case, except as part of such registration or to members of such Stockholder’s Group), or, in each case, during any time period (which shall not exceed one-hundred eighty (180) days) required by any underwriting agreement with respect thereto.

Section 5.6 Registration Procedures.

(a) If and whenever the Corporation is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 5.1, Section 5.2, and Section 5.3, the Corporation shall as expeditiously as reasonably possible:

(i) prepare and file with the SEC a registration statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement and cause such registration statement to contain a “Plan of Distribution” that permits the distribution of securities pursuant to all legal means; provided, however, that the Corporation may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement, prospectus or any amendments thereto, the Corporation will furnish to the counsel selected by the Stockholders which are including Registrable Securities in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 5.1, the expiration of ninety (90) days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 5.2, the expiration of ninety (90) days after such registration statement becomes effective or (iii) in the case of a shelf registration pursuant to Section 5.3, the expiration of two (2) years after such registration statement becomes effective;

(iii) furnish to each Selling Stockholder and each underwriter, if any, of the securities being sold by such Selling Stockholder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholder;

(iv) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Stockholder and any underwriter of the securities being sold by such Selling Stockholder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Stockholder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Stockholder, except that the Corporation shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(v) use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the National Securities Exchange on which the Common Shares are listed;

(vi) use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities as may be necessary to enable each Selling Stockholder thereof to consummate the disposition of such Registrable Securities;

(vii) in connection with an Underwritten Offering, obtain for each Selling Stockholder and underwriter:

(A) an opinion of counsel for the Corporation, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Stockholder and underwriters, and

(B) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Corporation’s financial statements included in such registration statement;

(viii) promptly make available for inspection by any Selling Stockholder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such registration statement, and cause the Corporation’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Corporation shall not be required to provide any information under this subparagraph (viii) if (i) the Corporation believes, after consultation with counsel for the Corporation, that to do so would cause the Corporation to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Corporation has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Corporation reasonably determines that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Selling Stockholder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Corporation; and provided, further, that each Selling Stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(ix) promptly notify in writing each Selling Stockholder and the underwriters, if any, of the following events:

(A) the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B) any request by the SEC or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information;

(C) the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

(D) the receipt by the Corporation of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(x) notify each Selling Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi) use commercially reasonable efforts to prevent the issuance of and, if issued, obtain the withdrawal of any order suspending the effectiveness of such registration statement or any suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction;

(xii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to each Selling Stockholder, as soon as reasonably practicable, an earning statement of the Corporation covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first day of the Corporation’s first full quarter after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii) cooperate with the Selling Stockholders and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Stockholders may request and keep available and make available to the Corporation’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates, or, if requested by a Selling Stockholder or an underwriter, to facilitate the delivery of such securities in book-entry form;

(xiv) have appropriate officers of the Corporation prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Stockholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, that such presentations, meetings, actions and efforts do not cause unreasonable disruption to the management of the Corporation’s business;

(xv) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Stockholders holding the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the prior reasonable review of the Selling Stockholders and their counsel;

(xvi) (A) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filings of all prospectuses and Free Writing Prospectuses with the SEC and (B) within the deadlines specified by the Exchange Act, make all filings of periodic and current reports and other materials required by the Exchange Act;

(xvii) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any registration statement or prospectus used under this Agreement (and any offering covered thereby);

(xviii) as expeditiously as practicable, keep the Selling Stockholders and their counsel advised as to the initiation and progress of any registration hereunder;

(xix) cooperate with each Selling Stockholder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(xx) furnish the Selling Stockholders, their counsel and the underwriters, as expeditiously as possible, copies of all correspondence with or from the SEC, the FINRA, any stock exchange or other self-regulatory organization relating to the registration statement or the transactions contemplated thereby and, a reasonable time prior to furnishing or filing any such correspondence to the SEC, the FINRA, stock exchange or self-regulatory organization, furnish drafts of such correspondence to the Selling Stockholders, their counsel, and the underwriters for review and comment, such review and comment to be conducted with reasonable promptness; and

(xxi) to take all other reasonable steps necessary to effect the registration and disposition of the Registrable Securities contemplated hereby.

(b) The Corporation may require each Selling Stockholder and each underwriter, if any, to furnish the Corporation in writing such information regarding each Selling Stockholder or underwriter and the distribution of such Registrable Securities as the Corporation may from time to time reasonably request to complete or amend the information required by such registration statement.

(c) Without limiting the terms of Section 5.1(a), in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Corporation, if requested by the underwriter, shall enter into an underwriting agreement with a managing underwriter or underwriters in connection with such offering containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Corporation contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.

(d)Each Selling Stockholder agrees that upon receipt of any notice from the Corporation of the happening of any event of the kind described in Sections 5.6(a)(ix)(C), 5.6(a)(ix)(D)), or 5.6(a)(x), such Selling Stockholder shall forthwith discontinue (in the case of Section 5.6(a)(ix)(D), only in the relevant jurisdiction set forth in such notice) such Selling Stockholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.6(a)(x) and, if so directed by the Corporation, deliver to the Corporation, at the Corporation’s expense, all copies, other than permanent file copies, then in such Selling Stockholder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Corporation shall give such notice, any applicable ninety (90) day or two (2) year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 5.6(a)(ix) or (x) to the date when all such Selling Stockholders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

Section 5.7 Registration Expenses. All expenses incident to the Corporation’s performance of, or compliance with, its obligations under Article V of this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the FINRA (including, if applicable, reasonable and customary fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the by-laws of the FINRA), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses, all fees and expenses of the Corporation’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and reasonable and customary fees and expenses of one firm of counsel to each of the Selling Stockholders (which firm shall be selected by the Selling Stockholders that hold a majority of the Registrable Securities included in such registration) (collectively, the “Registration Expenses”) shall be borne by the Corporation, regardless of whether a registration is effected. The Corporation will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Corporation are then listed or traded. Each Selling Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Stockholder’s Registrable Securities pursuant to any registration.

Section 5.8 Registration Indemnification.

(a) By the Corporation. The Corporation agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Stockholder and each of their respective Affiliates and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Stockholder or such other Person indemnified under this Section 5.8(a) from and against all losses, claims, damages, liabilities and expenses, whether joint or several (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”), to which they are or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law (including any applicable “blue sky” laws), rule or regulation, at common law or otherwise, insofar as such Losses arise out of, are based upon, are caused by or relate to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus, offering circular, offering memorandum or Disclosure Package (including the Free Writing Prospectus) or any amendment or supplement thereto or any filing or document incidental to such registration or qualification of the securities as required by this Agreement, or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, except that no Person indemnified shall be indemnified hereunder insofar as the same are made in conformity with and in reliance on information furnished in writing to the Corporation by such Person concerning such Person expressly for use therein. Such indemnification obligation shall be in addition to any liability that the Corporation may otherwise have to any such indemnified person. In connection with an Underwritten Offering and without limiting any of the Corporation’s other obligations under this Agreement, the Corporation shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other Person indemnified under this Section 5.8(a) to the same extent as provided above with respect to the indemnification (and exceptions thereto) of Selling Stockholders. Reimbursements payable pursuant to the indemnification contemplated by this Section 5.8(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b) By the Selling Stockholders. In connection with any registration statement in which a Stockholder is participating, each such Selling Stockholder will furnish to the Corporation in writing information regarding such Selling Stockholder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Corporation, its Affiliates and their respective directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Corporation or such other Person indemnified under this Section 5.8(b) against all Losses caused by any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in conformity with and in reliance on information furnished in writing by such Person concerning such Person expressly for use therein; provided, however, that each Selling Stockholder’s obligation to indemnify the Corporation hereunder shall, to the extent more than one Person is subject to the same indemnification obligation, be apportioned between each Person based upon the net amount received by each Person from the sale of Registrable Securities, as compared to the total net amount received by all of the indemnifying Persons pursuant to such registration statement. Notwithstanding the foregoing, no Person shall be liable to the Corporation and the underwriters for aggregate amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder in the offering giving rise to such liability.

(c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

(d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, (ii) counsel to the indemnifying party has informed the indemnifying party that the joint representation of the indemnifying party and one or more indemnified parties could be inappropriate under applicable standards of professional conduct, or (iii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in any such event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (such consent not to be unreasonably withheld). The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party).

(e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f) Contribution. If recovery is not available or is insufficient under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Stockholder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

Section 5.9 Request for Information; Certain Rights.

(a) Request for Information. Not less than five (5) business days before the expected filing date of each registration statement pursuant to this Agreement, the Corporation shall notify each Stockholder who has timely provided the requisite notice hereunder entitling the Stockholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Stockholder that the Corporation or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). Such Stockholder shall promptly return the Requested Information to the Corporation. If the Corporation has not received the Requested Information (or a written assurance from such Stockholder that the Requested Information that cannot practicably be provided prior to filing of the registration statement will be provided in a timely fashion) from such Stockholder within a reasonable period of time (as determined by the Corporation) prior to the filing of the applicable Registration Statement, the Corporation may file such Registration Statement without including Registrable Securities of such Stockholder. The failure to so include in any registration statement the Registrable Securities of a Stockholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Corporation to such Stockholder.

(b) No Grant of Future Registration Rights. The Corporation shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to the rights granted to the Stockholders hereunder to any other Person without the prior written consent of Stockholders holding a majority of the Registrable Securities held by all Stockholders; provided, however, that nothing herein shall preclude the Corporation from granting registration rights to any Person that are pari passu with those of the Stockholders hereunder.

(c) Alternative Markets. In the event that (i) the Common Shares are not listed on a National Securities Exchange and (ii) a trading market for the Corporation’s Common Shares develops that does not require that the Common Shares be registered under Section 12 of the Exchange Act (e.g., outside the United States or through a Rule 144A trading market), the Corporation agrees to provide alternative liquidity provisions to the Stockholders that would be the functional equivalent of this Article V, including the provision of offering documents, the entering into of placement and/or listing agreements and the functional equivalent of the other terms of this Article V and with the functional equivalent of the division of liabilities and expenses as provided in this Article V.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of Each Stockholder.

(a) Each Stockholder (that is not a natural person) represents and warrants to the Corporation that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and is a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) the execution, delivery and performance by such Stockholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Stockholder is a party or the organizational documents of such Stockholder.

(b) Each Stockholder (that is a natural person) and each Principal represents and warrants to the Corporation that this Agreement has been duly executed and delivered by such Stockholder or such Principal, as applicable, and is a valid and binding agreement of such Stockholder or such Principal, as applicable, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c) Each Principal represents and warrants to the Corporation that, as of the date of this Agreement, to its knowledge: (i) no member of such Principal’s Group (other than a De Minimis Stockholder) that is not a party to this Agreement holds any Common Shares and (ii) members of such Principal’s Group holding at least 95% in the aggregate of all of the Common Shares held by such Principal’s Group are parties to this Agreement.

Section 6.2 Representations and Warranties of the Corporation. The Corporation represents and warrants to each Stockholder and each Principal that (a) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and (b) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under its Certificate of Incorporation or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification of Principals. The Corporation Indemnifying Parties hereby agree to indemnify, jointly and severally, to the fullest extent permitted by law, each Principal (and each member of such Principal’s Group) for all amounts (including all costs and expenses incurred or paid by such Principal that relate to investigating the basis for, or objecting to any claims made in respect of, such Principal’s guaranties) that such Principal is required to pay pursuant to such Principal’s personal guaranties of the obligations of the general partners of Apollo Investment Fund IV, L.P. (together with its Co-Investing Entities (as defined in the limited partnership agreement of Apollo Investment Fund IV, L.P.), “Fund IV”), Apollo Investment Fund V, L.P. (together with its Co-Investing Entities (as defined in the limited partnership agreement of Apollo Investment Fund V, L.P.), “Fund V”) and Apollo Investment Fund VI, L.P. (together with its Co-Investing Entities (as defined in the limited partnership agreement of Apollo Investment Fund VI, L.P.), “Fund VI”) to repay incentive income received by the Corporation or any of its Affiliates, whether received before or after the date hereof, in the event certain specified return thresholds are not ultimately achieved by such Fund. The Corporation shall advance to the Principals any amount payable pursuant to this Section 7.1; provided, that if the Principal pays any such amount directly, the Corporation shall reimburse each Principal for such amount paid by such Principal within two (2) business days of receiving reasonable evidence from such Principal that he has paid any amount that is covered by the indemnification set forth in this Section 7.1.

Section 7.2 Indemnification of Other Professionals. The Corporation Indemnifying Parties hereby agree to indemnify, jointly and severally, to the fullest extent permitted by law, each Other Professional for such Other Professional’s Indemnifiable Percentage of all amounts (including all costs and expenses incurred or paid by such Other Professional that relate to investigating the basis for, or objecting to any claims made in respect of, such Other Professional’s guaranties) that such Other Professional is required to pay pursuant to such Other Professional’s personal guaranties of the obligations of the general partners of Fund IV, Fund V, and Fund VI to repay incentive income received by the Corporation or any of its Affiliates, whether received before or after the date hereof, in the event certain specified return thresholds are not ultimately achieved by such Fund. The Corporation shall advance to the Other Professionals any amount payable pursuant to this Section 7.2; provided, that if the Other Professional pays any such amount directly, the Corporation shall reimburse each Other Professional for such indemnifiable amount (pursuant to the immediately preceding sentence) paid by such Other Professional within two (2) business days of receiving reasonable evidence from such Other Professional that he has paid any amount that is covered by the indemnification set forth in this Section 7.2.

Section 7.3 Corporation Actions. The Corporation shall (i) cause any new member of the Apollo Operating Group to agree to be bound by this Article VII and (ii) use commercially reasonable efforts to cause any indemnification payments made by the Corporation Indemnifying Parties hereunder to be made (A) first, jointly and severally, by APH I and APH III prior to any other Corporation Indemnifying Party making any indemnification payment, (B) second, jointly and severally, by APH II, APH IV, APH V, APH VI, APH VII, APH VIII,

APH IX, APH X, APH XII and AMH Cayman (and any new member of the Apollo Operating Group formed to serve as holding vehicles for Apollo carry vehicles or other entities formed to engage in the asset management business) prior to any other Corporation Indemnifying Party’s making any indemnification payment, (C) third, by Apollo Management Holdings, L.P. prior to any other Corporation Indemnifying Party’s making any indemnification payment, and (D) fourth, jointly and severally, by the other Corporation Indemnifying Parties.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 8.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a)	if to the Corporation, to:

Apollo Global Management, Inc.

9 West 57th Street

New York, NY 10019

Attention:         John J. Suydam

Telephone:       (212) 515-3200

Facsimile:        (212) 515-3251

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:       John M. Scott, Esq.

              Catherine Goodall, Esq.

E-mail: jscott@paulweiss.com

          cgoodall@paulweiss.com

(b)	if to the Stockholders or to the Principals, to their respective addresses set forth on Schedule II.

Section 8.2 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart. Facsimile, scanned or electronic counterpart signatures to this Agreement shall be binding and enforceable.

Section 8.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof, including the 2019 Shareholders Agreement, and (b) is not intended to confer upon any Person, other than the parties hereto (and their permitted successors and assigns), any rights or remedies hereunder, except for (i) if applicable, each Principal’s Personal Representatives who are intended to benefit from and to be entitled to enforce, this Agreement on behalf of such Principal or any member of such Principal’s Group and (ii) as provided in Section 5.8, Section 7.1 and Section 7.2, in each case which Persons are intended to benefit from, and to be entitled to enforce, Section 5.8, Section 7.1 or Section 7.2, as applicable.

Section 8.5 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.6 Expenses. Each party hereto shall be responsible for all fees and expenses incurred by such party in the negotiation, preparation and implementation of this Agreement and the Governance Term Sheet and the transactions contemplated hereby and thereby; provided, however, that the Corporation shall reimburse each Principal for the reasonable third-party fees and expenses incurred by such Principal (or by such Principal’s Group) in connection with the negotiation, preparation and implementation of this Agreement, the Governance Term Sheet and the transactions and related agreements contemplated by the Governance Term Sheet.

Section 8.7 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 8.8 Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of (A) the Chancery Court of the State of Delaware or (B) if the Chancery Court of the State of Delaware denies jurisdiction, then the state courts or the federal courts of the United States of America located in the State of Delaware (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Corporation or to the applicable party hereto at their respective addresses referred to in Section 8.1; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 8.9 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed:

(i) in the case of an amendment to this Agreement, by the Corporation and each of the Principals (or a Personal Representative thereof);

(ii) in the case of an amendment to Section 7.2 (Indemnification of Other Professionals), in addition to any Person whose consent is required by the foregoing clause (i), by any Other Professional who is adversely affected by such amendment; and

(iii) in the case of a waiver, by the party to this Agreement against whom such waiver is to be effective (or, in the case of a waiver of Section 7.2 (Indemnification of Other Professionals), by any Other Professional against whom such waiver is to be effective).

Notwithstanding anything to the contrary in this Agreement, (x) no Person shall have any consent rights with respect to any amendment of any provision of this Agreement in the event that such Person’s rights and obligations in respect of such provision have terminated in accordance with Article IV (Termination), (y) any amendment or waiver which adversely affects the Corporation must be approved by (1) a majority of the Independent Directors then on the Board or (2) a committee of the Board delegated with authority to approve such matters and composed of Independent Directors and (z) the Corporation shall not agree to any amendment to, or waiver of a term, provision or condition under this Agreement for the benefit of one or more Principals (or members of their Group) without the prior written consent of the other Principals, unless such amendment or waiver is for the benefit of all Principals and their respective Groups.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.10 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that each Stockholder may, without the consent of the other parties, assign any of its rights and obligations hereunder as Stockholder (and not in any other capacity) to a Stockholder Transferee of such Stockholder, upon any direct Transfer of Common Shares to such Stockholder Transferee, so long as such Permitted Transferee, if not already a party to this Agreement, executes and delivers to the Corporation a Joinder to this Agreement, but no such assignment will relieve such Stockholder of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.11 Stockholder Transfers. In the event that any Stockholder directly Transfers any Common Shares to a Stockholder Transferee of such Stockholder who is not already a party to this Agreement, such Stockholder Transferee shall, as a condition to the validity of such Transfer, execute and deliver to the Corporation a joinder in the form attached hereto as Exhibit A (a “Joinder”) and, upon execution and delivery of such Joinder shall be a “Stockholder” for all purposes of this Agreement. Any such Transfer to a Stockholder Transferee in violation of this Section 8.11 shall be null and void ab initio. Notwithstanding the foregoing, any Stockholder Transferee that holds less than 2% of the aggregate Common Shares held by the applicable Principal’s Group (a “De Minimis Stockholder”) shall not be required to (but may) execute and deliver a Joinder to this Agreement; provided that each Principal shall ensure that, at all times, members of the applicable Principal’s Group holding at least 95% in the aggregate of all of the Common Shares held by such Principal’s Group as of the applicable time are parties to this Agreement; provided, further, that if, at any time, a Stockholder Transferee holds more than 2% of the aggregate Common Shares held by the applicable Principal’s Group, such Principal shall cause such Stockholder Transferee to promptly execute and deliver to the Corporation a Joinder to this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

APOLLO GLOBAL MANAGEMENT, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

LEON D. BLACK

[Signature Page to Stockholders Agreement]

MARC J. ROWAN

[Signature Page to Stockholders Agreement]

JOSHUA J. HARRIS

[Signature Page to Stockholders Agreement]

Agreed and acknowledged solely in connection with Article VII:

APOLLO PRINCIPAL HOLDINGS I, L.P.

By: Apollo Principal Holdings I GP, LLC,
its General Partner

By:
Name:
Title:

APOLLO PRINCIPAL HOLDINGS II, L.P.

By: Apollo Principal Holdings II GP, LLC,
its General Partner

By:
Name:
Title:

APOLLO PRINCIPAL HOLDINGS III, L.P.

By: Apollo Principal Holdings III GP, Ltd.,
its General Partner

By:
Name:
Title:

APOLLO PRINCIPAL HOLDINGS IV, L.P.

By: Apollo Principal Holdings IV GP, Ltd.,
its General Partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

APOLLO PRINCIPAL HOLDINGS V, L.P.

By: Apollo Principal Holdings V GP, LLC,
its General Partner

By:
Name:
Title:

APOLLO PRINCIPAL HOLDINGS VI, L.P.

By: Apollo Principal Holdings VI GP, LLC,
its General Partner

By:
Name:
Title:

APOLLO PRINCIPAL HOLDINGS VII, L.P.

By: Apollo Principal Holdings VII GP, Ltd.,
its General Partner

By:
Name:
Title:

APOLLO PRINCIPAL HOLDINGS VIII, L.P.

By: Apollo Principal Holdings VIII GP, Ltd.,
its General Partner

By:
Name:
Title:

APOLLO PRINCIPAL HOLDINGS IX, L.P.

By: Apollo Principal Holdings IX GP, Ltd.,
its General Partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

APOLLO PRINCIPAL HOLDINGS X, L.P.

By: Apollo Principal Holdings X GP, Ltd.,
its General Partner

By:
Name:
Title:

APOLLO PRINCIPAL HOLDINGS XI, L.P.

By:
Name:
Title:

APOLLO PRINCIPAL HOLDINGS XII, L.P.

By: Apollo Principal Holdings XII GP, LLC,
its General Partner

By:
Name:
Title:

AMH HOLDINGS (CAYMAN), LP

By: AMH Holdings GP, Ltd.,
its General Partner

By: Apollo Management Holdings GP, LLC,
its Sole Director

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

APO CORP.

By:
Name:
Title:

APO ASSET CO., LLC

By:
Name:
Title:

APO (FC), LLC

By:
Name:
Title:

APO (FC II), LLC

By:
Name:
Title:

APO (FC III), LLC

By:
Name:
Title:

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC,
its General Partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

FORM OF JOINDER TO

STOCKHOLDERS AGREEMENT

THIS JOINDER (this “Joinder”) to that certain Stockholders Agreement (the “Agreement”) dated as of [•] [•], 2021, among (i) Apollo Global Management, Inc., a Delaware corporation (the “Corporation), (ii) Leon D. Black, (iii) Marc J. Rowan, (iv) Joshua J. Harris and (v) the other Persons party thereto, is made and entered into as of [•] [•], 20[•] by and between the Corporation and [NAME OF STOCKHOLDER TRANSFEREE] (the “Transferee”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Transferee has acquired Common Shares of the Corporation, and the Agreement requires the Transferee to become a party to the Agreement, and Transferee agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. The Transferee hereby agrees that upon execution of this Joinder, [he, she or it] shall become a party to the Agreement and shall be fully bound by, entitled to all the rights and benefits of, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and Stockholder thereunder, and as a member of [NAME OF APPLICABLE PRINCIPAL]’s Group.

2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Corporation and each other party to the Agreement and their respective successors and assigns so long as the Transferee holds any Common Shares of the Corporation.

3. Counterparts. This Joinder may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4. Notices. For purposes of Section 8.1 of the Agreement, all notices, demands or other communications to the Transferee shall be directed to:

[Name]

[Address]

[Attention]

5. Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

APOLLO GLOBAL MANAGEMENT, INC.

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title: